EXHIBIT 99.3

BANJO and MATILDA

INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2013

(UNAUDITED)

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet	2

Condensed Consolidated Statement of Operations and Comprehensive Loss	3

Condensed Consolidated Statement of Cash Flows	4

Notes to Condensed Consolidated Financial Statements	5

BANJO & MATILDA TRUST
BALANCE SHEETS
SEPTEMBER 30, 2013 AND JUNE 30, 2013

	September 30, 2013	June 30, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$11,104
Trade receivables, net	169,151	11,120
Inventory	405,109	329,598
Other assets	107,812	78,505
TOTAL CURRENT ASSETS	682,072	430,327

NON-CURRENT ASSETS
Intangible assets	42,348	43,310
Other receivable	105,012	142,658
Property, plant and equipment	8,612	7,324
TOTAL NON-CURRENT ASSETS	155,972	193,292

TOTAL ASSETS	$838,044	$623,619

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade and other payables	$264,177	$395,802
Bank overdraft	3,087	-
Deposit payable	12,278	-
Line of credit	93,410	93,968
Accrued interest	15,749	13,063
TOTAL CURRENT LIABILITIES	388,701	502,833

NON-CURRENT LIABILITIES
Loan from related parties	638,977	293,640
TOTAL NON-CURRENT LIABILITIES	638,977	293,640

TOTAL LIABILITIES	1,027,678	796,473

STOCKHOLDERS' EQUITY
Common Stock, no par and 117 and 117 shares issued and outstanding, respectively	246,581	246,581
Other accumulated comprehensive gain (loss)	47,483	51,106
Accumulated deficit	(483,698)	(470,541)
TOTAL STOCKHOLDERS' EQUITY	(189,634)	(172,854)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$838,044	$623,619

The accompanying notes are an integral part of these financial statements

BANJO & MATILDA TRUST
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)

	2013	2012

Revenue	$529,214	$600,419
Cost of sales	342,293	368,291
Gross profit	186,921	232,128

Payroll and employee related expenses	82,237	46,889
Administration expense	32,652	29,323
Marketing expense	20,940	12,601
Occupancy expenses	9,484	12,469
Depreciation and amortization expense	3,231	2,326
	148,544	103,608
Income from operations	38,377	128,520

Other Income (Expense)
Other income	-	13,741
Finance costs	(51,534)	(39,158)
Total Other Expense	(51,534)	(25,417)

(Loss) income before income tax	(13,157)	103,103

Provision for income taxes	-	-

Net (loss) income	(13,157)	103,103

Other comprehensive income
Foreign currency translation	(3,623)	(10,610)

Comprehensive (loss) income	$(16,780)	$92,493

Net (loss) income per share from net (loss) income
Basic	$(112)	$1,031
Diluted	$(112)	$1,031

Weighted average number of shares outstanding:
Basic	117	100
Diluted	117	100

The accompanying notes are an integral part of these financial statements

BANJO & MATILDA TRUST
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)

	2013	2012

Net (loss) income	$(13,157)	$103,103
Adjustments to reconcile net (loss) income to net cash used in operating activities:

Depreciation and amortization	3,231	2,326

(Increase) / decrease in assets:
Trade receivables	(155,084)	(138,012)
Inventory	(67,857)	105,066
Other assets	(27,289)	(6,858)
Other receivable	39,743	39,858
Increase/ (decrease) in current liabilities:
Trade payables and other liabilities	(134,587)	(122,142)
Deposits payable	12,066	(88,602)
Net cash used in operating activities	(342,934)	(105,261)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	-	(4,808)
Purchase of property, plant and equipment	(2,577)	-
Net cash used in investing activities	(2,577)	(4,808)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	3,034	-
Proceed from issuance of stock	-	-
Loan from related party	333,711	100,018
Repayment on loan payable	(2,358)	30,990
Net cash provided by financing activities	334,387	131,008

Effect of exchange rate changes on cash and cash equivalents	20	57

Net (decrease) / increase in cash and cash equivalents	(11,104)	20,996

Cash and cash equivalents at the beginning of the period	11,104	4,061

Cash and cash equivalents at the end of the period	-	$25,057

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:
Income tax payments	$-	$-
Interest payments	$20,522	$4,524

The accompanying notes are an integral part of these financial statements

Note 1 – BASIS OF PRESENTATION AND ORGANIZATION

Banjo & Matilda Trust (“the Company”) was incorporated under the laws of Australia on May 27, 2009 and manufactures and sells cashmere fashion. Headquartered at Bondi Beach, the Aussie lifestyle of sun, sand and surf resonates innately with this label and its philosophy of low maintenance, style and comfort.

The ultra-soft cashmere staples, pairing simplicity with cool sophistication has rapidly gained loyal customers worldwide positioning the label as the ‘go-to’ for contemporary cashmere products.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to U.S. GAAP rules and regulations for presentation of interim financial information. Therefore, the unaudited condensed interim financial statements should be read in conjunction with the audited annual financial statements for the years ended June 30, 2013 and 2012. Current and future financial statements may not be directly comparable to the Company’s historical financial statements. Accordingly, the results of operations for the interim period are not necessarily indicative of the results to be expected for any other interim period or for the full year.

Exchange Gain (Loss)
During the three months ended September 30, 2013 and 2012, the transactions of the Company were denominated in foreign currency and were recorded in Australian dollar (AUD) at the rates of exchange in effect when the transactions occurred. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

Foreign Currency Translation and Comprehensive Income (Loss)
The accounts of the Company were maintained, and its financial statements were expressed, in AUD. Such financial statements were translated into USD with the AUD as the functional currency. All assets and liabilities were translated at the exchange rate at the balance sheet date, stockholder’s equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the statements of operations. The resulting translation adjustments are reported under other comprehensive income as a component of shareholders’ equity. There were no significant fluctuations in the exchange rate for the conversion of AUD to USD after the balance sheet date.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectability of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Reportable Segment
The Company has one reportable segment. The Company’s activities are interrelated and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business.

Liquidity Matters
Based upon its current projection of revenue, management believes that its current cash position and available financing provide sufficient resources and operating flexibility through at least the next twelve months. However, there can be no assurance that projected revenue growth and improvement in operating results will occur or that the Company will successfully implement its plans. In the event cash flow from operations is not sufficient, additional sources of financing will be required in order to maintain the Company’s current operations. Whereas management believes it will have access to other financing sources, no assurance can be given that such additional sources of financing will be available on acceptable terms, on a timely basis or at all.

Revenue Recognition
Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Sales
Cost of sales consists primarily of inventory costs, as well as warehousing costs (including the cost of warehouse labor), third party royalties and research, design and development costs.

Operating Overhead Expense
Operating overhead expense consists primarily of payroll and benefit related costs, rent, depreciation and amortization, professional services, and meetings and travel.

Income Taxes
The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

At September 30, 2013 and 2012, the Company had not taken any significant uncertain tax positions on its tax returns for 2012 and prior years or in computing its tax provision for 2013.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in Australia. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Risks and Uncertainties
The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Equivalents
Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. At September 30, 2103 and June 30, 2013, the Company had $0 and $11,104 in cash in Australia and not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Allowance for Doubtful Accounts
The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. There were allowances for doubtful accounts as of September 30, 2103 and June 30, 2013.

Inventory
Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower. As of September 30, 2013 and June 30, 2013, inventory only consisted of the following:

	September 30, 2013	June 30, 2013
Work in progress	$160,229	$124,492
Finished goods	225,152	194,324
Raw materials	19,728	10,782

	$405,109	$329,598

Property, Plant & Equipment
Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three  to 10 years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years.

As of September 30, 2013 and June 30, 2013, Plant and Equipment consisted of the following:

	September 30, 2013	June 30, 2013
Plant and Equipment	$24,906	$23,305
Accumulated Depreciation	(16,294)	(14,531)

	$8,612	$8,774

Depreciation was $1,341 and $1,454 for 2013 and 2012, respectively.

Fair Value of Financial Instruments
For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.  ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of September 30, 2013 and June 30, 2013, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Earnings Per Share (EPS)
Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for period ended September 30, 2013 and 2012:

	2013	2012
Basic and Diluted:
Net (loss) income	$(13,157)	$103,103

Weighted average number of shares in computing basic and diluted net (loss) income

Basic	117	100
Diluted:	117	100

Net (loss) income per share
Basic and diluted:	$(112)	$1,031

Intangible Assets
The Company records identifiable intangible assets at fair value on the date of acquisition and evaluates the useful life of each asset.

Finite-lived intangible assets primarily consist of software development capitalized. Finite-lived intangible assets are amortized on a straight-line basis and are tested for recoverability if events or changes in circumstances indicate that their carrying amounts may not be recoverable. These intangibles have useful lives ranging from 1 to 10 years. No events or changes in circumstances indicate that impairment existed as of September 30, 2013.

Recently Issued Accounting Pronouncements
In July 2013, the FASB issued an accounting standards update intended to provide guidance on the presentation of unrecognized tax benefits, reflecting the manner in which an entity would settle, at the reporting date, any additional income taxes that would result from the disallowance of a tax position when net operating loss carryforwards, similar tax losses, or tax credit carryforwards exist. This accounting standard will be effective for the Company beginning June 1, 2014; early adoption is permitted. The Company has early adopted this guidance and the adoption did not have a material impact on the Company's consolidated financial position or results of operations.

Note 4 – OTHER ASSETS

Other assets consist of the following as of September 30, 2013 and June 30, 2013:

	September 30, 2013	June 30, 2013
VAT paid	$97,275	$68,168
Prepaid and other assets	10,537	10,337

	$107,812	$78,505

Note 5 – OTHER RECEIVABLE

Other assets consist of the following as of September 30, 2013 and June 30, 2013:

	September 30, 2013	June 30, 2013
Development grant	$105,012	$98,792
Other receivable	-	43,866

	$105,012	$142,658

Note 6 – INTANGIBLE ASSETS

Intangible assets consist of the following as of September 30, 2013 and June 30, 2013:

	September 30, 2013	June 30, 2013
Website	$48,299	$47,371
Accumulated amortization	(5,951)	(4,061)

	$42,348	$43,310

The intangible assets are amortized over 1 to 10 years.  Amortization expense was $1,890 and $872 for the three months ended September 30, 2013 and 2012 respectively.

Note 7 – TRADE AND OTHER PAYABLES

As of September 30, 2013 and June 30, 2013, trade and other payable are comprised of the following:

	September 30, 2013	June 30, 2013
Trade payable	$183,537	$334,776
Employee benefits	45,405	33,085
Other liabilities	35,235	27,941

	$264,177	$395,802

Note 8 – LINE OF CREDIT

The Company has line of credit available with a financial institution in Australia with a maximum limit of AUD $100,000 at an interest rate of 20.95% per annum.  As of September 30, 2013 and June 30, 2013, the Company had outstanding balances of $93,410 and $93,968, respectively.

Note 9 – LOANS

Convertible Loan
During the three month ended September 30, 2013 the company entered into two convertible loan arrangements totalling $325,000 with an individual at an annual interest rate of thirty percent (30%).  Interest expense on these loans was $11,972 during the three months ended September 30, 2013.

Related Party Loans

The Company has loans payable in the amount of $324,154 and $293,640 to a shareholder of the Company as of September 30, 2013 and 2013, respectively.  Interest is at three percent (3%) per annum.  Interest expense on these loans for the three months ended September 30, 2013 was $2,610.

	September 30, 2013	June 30, 2013
Related party loan	$638,977	$293,640

	$638,977	$293,640

Note 10 – INCOME TAX

The following is a reconciliation of the provision for income taxes as the US federal income tax rate to the income taxes reflected in the Statements of Operations and Comprehensive Income (Loss) for the three months ended September 30, 2013 and 2012, respectively:

September 30, 2013	U.S.	State	International	Total
Current	$-	$-	$-	$-
Deferred	-	-	-	-
Total	$-	$-	$-	$-

September 30, 2012	U.S.	State	International	Total
Current	$-	$-	$-	$-
Deferred	-	-	-	-
Total	$-	$-	$-	$-

Reconciliation of the differences between the statutory U.S. Federal income tax rate and the effective rate is as follows:

	2013	2012

US statutory tax rate (benefit)	34%	34%
Tax rate difference	(4)%	(4)%
Net operating loss	(30)%	(30)%

Tax expense at actual rate	-%	-%

Note 11 – SUBSEQUENT EVENTS

Management has evaluated events subsequent through February 7, 2014 for transactions and other events that may require adjustment of and/or disclosure in such financial statements.

•
On November 14, 2013, the Company and the shareholders’ entered into a Share Exchange Agreement (the “Exchange Agreement”) with Banjo & Matilda, Inc. (fta Eastern World Solutions, Inc.)(Registrant) to be acquired. Pursuant to the Exchange Agreement, at the closing of the transaction contemplated thereunder (the “Transaction”), the Company will be a wholly-owned subsidiary of the Banjo & Matilda, Inc.

In consideration for the purchase of 100% of the issued and outstanding capital stock of the Company under the ExchangeAgreement, the Registrant will issue to the shareholders of the Company an aggregate of 18,505,539 restricted shares of theRegistrant’s common stock.

•	Subsequent to September 30, 2013, the convertible loan for AUD $325,000 plus interest were all converted into equity.

•
A new short term loan for AUD $100,000 was obtained from a shareholder in November 2013.  Terms of the note were interest rate at 15% per annum or .0329% per day due 30 days from the loan date.  The short term note was converted into a 30 day callable convertible note in January 2014.

•
On January 12, 2014, the Company received $250,000 from Raymond Key in consideration of its Secured Convertible Note in the principal amount of $250,000 (the “Convertible Note”).  The Convertible Note bears interest at the rate of 9% per annum and is due on the first anniversary of the date of issuance, January 12, 2015.

All or any portion of the principal amount of the Convertible Note and all accrued interest is convertible at the option of theholder into common stock of the Company at a conversion price of thirty cents ($0.30) per share, provided that if theVolume Weighted Average Price (VWAP) for the 30 days immediately preceding the receipt of a conversion notice is less than sixty cents ($.60) per share, the conversion price shall be reduced to twenty cents ($.20) per share.